SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8K12g3

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 27, 2002


                              THE LINK GROUP, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


       COLORADO                      000-33031               84-1263981
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(State or other jurisdiction        (Commission            (IRS Employer
         of incorporation)          File Number)          Identification No.)


#950 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
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(Address of principal executive offices)   (Postal Code)


        Registrant's telephone number, including area code: (604) 689-4407
                                                            --------------



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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 19, 2992, the Company sold its ownership of shares in Infotech Networks & Cabling Limited, the network/cable installation subsidiary in China to Simon Wong, formerly a Director, who resigned in July 2002. The purchase consideration was as follows:

     The purchase price is HK$15,442,800 (Fifteen Million Four Hundred Forty-Two Thousand and Eight Hundred HK Dollars) comprising of cash HK$1,200,000 (One Million and Two Hundred Thousand) and 8,300,000 of The Link Group, Inc. shares valued at US$0.22 (HK$1.716) to the Vendor. Cash has to be payable according to the following schedule:

HK$400,000      Deposit upon signing
HK$200,000      On or before September 30, 2002
HK$200,000      On or before October 31, 2002
HK$200,000      On or before November 30, 2002
HK$200,000      On or before December 31, 2002

     The Company sold its interest because of continued operating losses for the subsidiary and the unfavorable outlook for the foreseeable future for such subsidiary. The management believes the sale will a) provide return of part of capital invested for other uses, b) reduce outstanding shares of the Company, c) reduce operating losses of the Company, d) reduce capital outlays attributable to the network/cabling subsidiary.


Item 3. BANKRUPTCY OR RECEIVERSHIP

        None


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None

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Item 5. OTHER EVENTS

        None

Item 6. RESIGNATION AND APPOINTMENT OF NEW DIRECTORS

        None


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)    Financial Statements:

                    None

         (b)    Exhibits:

                    10.1 Share Sale Agreement


Item 8. CHANGE IN FISCAL YEAR

        None


Item 9. REGULATION FD DISCLOSURE

        None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE LINK GROUP, INC.
                                                  (Registrant)


                                             /s/ Justin Kwei
Date:  September 4, 2002                     -----------------------------------
                                              Justin Kwei, President